Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 3 to File No. 811-22946) of Guggenheim Strategy Funds Trust of our report dated November 25, 2015 on the financial statements and financial highlights of each of the series constituting Guggenheim Strategy Funds Trust included in the September 30, 2015 Annual Report to shareholders.

/s/ Ernst & Young LLP

McLean, Virginia
January 26, 2016